                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                                K N ENERGY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                K N ENERGY, INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

          Class A $5.00 Cumulative Preferred Stock and Common Stock
--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

          30,715,962
--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          N/A
--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

          N/A
--------------------------------------------------------------------------------
     (5) Total fee paid:

          N/A
--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     (3) Filing Party:

--------------------------------------------------------------------------------
     (4) Date Filed:

--------------------------------------------------------------------------------

[LOGO]                                        K N Energy, Inc.
                                              370 Van Gordon Street
                                              P.O. Box 281304
                                              Lakewood, CO 80228-8304
                                              (303) 989-1740

                                                                  March 10, 1997

Fellow Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders to be held at the Hyatt Regency -- Denver located at 1750 Welton Street, Denver, Colorado 80202, on Thursday, April 10, 1997, at 10:00 A.M., Mountain Daylight Time.


     Please read carefully the accompanying Notice of Meeting and Proxy Statement which contain details concerning the business to come before the meeting. You will note that the Board of Directors of the Company recommends a vote "FOR" the reelection of five directors for terms of three years each.


     As in the past, in the election of directors, you may vote either for or against all persons nominated by the Board by checking the appropriate box. If you wish to vote for some but not all of the persons nominated, mark the "Exceptions" box and write the name of the nominees for whom you do not wish to vote in the space provided.

     To be sure that your shares will be voted, whether or not you plan to attend the meeting in person, please complete, sign, date and mail the accompanying Proxy in the enclosed return envelope promptly. If you then do attend the meeting, your Proxy will be returned to you if you wish to vote in person.

                                            Very truly yours,

                                            /s/ Larry D. Hall
                                            -----------------------------
                                            LARRY D. HALL
                                            Chairman of the Board

                                K N ENERGY, INC.
                             370 VAN GORDON STREET
                                P.O. BOX 281304
                            LAKEWOOD, CO 80228-8304
                                 (303) 989-1740

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     The Annual Meeting of Shareholders of K N Energy, Inc. will be held at the Hyatt Regency -- Denver at 1750 Welton Street, Denver, Colorado 80202, on Thursday, April 10, 1997, at 10:00 A.M., Mountain Daylight Time, for the following purposes:

          1. To elect five directors to terms of three years each.

          2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Accompanying this Notice of Annual Meeting is a form of Proxy, a Proxy Statement, and a copy of the Company's 1996 Annual Report to Shareholders. The 1996 Annual Report to Shareholders is not to be considered part of the proxy soliciting material.

     Only shareholders of record at the close of business on February 14, 1997, are entitled to vote at the meeting.

     A complete list of the shareholders entitled to vote at the annual meeting will be available for examination by any shareholder, for purposes germane to the meeting, during ordinary business hours for a period of at least 10 days prior to the meeting at the Company's offices at 370 Van Gordon Street, Lakewood, Colorado 80228.

     Shareholders who do not intend to be present at the meeting in person are requested to date and sign the enclosed Proxy and mail it in the enclosed envelope which does not require postage if mailed within the United States.

IMPORTANT:

     PLEASE MARK AND DATE THE PROXY AND SIGN EXACTLY AS YOUR NAME OR NAMES APPEAR THEREON. IF STOCK IS HELD JOINTLY, SIGNATURE SHOULD INCLUDE BOTH NAMES. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS, CUSTODIANS, CORPORATE OFFICERS AND OTHERS SIGNING IN A REPRESENTATIVE CAPACITY SHOULD GIVE THEIR FULL TITLES.

                                                      MARTHA B. WYRSCH
                                               Vice President, Deputy General
                                                          Counsel
                                                       and Secretary

Lakewood, Colorado
March 10, 1997

                                K N ENERGY, INC.

                             370 VAN GORDON STREET

                                P.O. BOX 281304
                            LAKEWOOD, CO 80228-8304
                                 (303) 989-1740

                                                                  March 10, 1997

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of K N Energy, Inc. (the "Company" or "K N") of proxies for use at the Annual Meeting of Shareholders of the Company to be held at 10:00 A.M. MDT on April 10, 1997, at the Hyatt Regency -- Denver, 1750 Welton Street, Denver, Colorado, and at any adjournment of such meeting.

     Proxies may be revoked at any time before they are voted. Revocation may be effected in any of the following ways: (i) by instruction to the Secretary reasonably indicating the shareholder's desire to revoke an existing proxy; (ii) by appropriately signing and returning to the Company a proxy with a more recent date than that of the proxy first given; or (iii) by signing and returning a floor ballot at the meeting of shareholders.

     The Proxy Statement and form of Proxy will be first mailed to the shareholders on or about March 10, 1997.

                               SHARES OUTSTANDING

     Only shareholders of record at the close of business on February 14, 1997, are entitled to vote at the meeting. On that date the Company had outstanding the following shares of capital stock: 70,000 shares of Class A $5.00 Cumulative Preferred Stock, and 30,645,962 shares of Common Stock. Each share of Preferred and Common Stock has one vote and all shares vote as one class for all matters to come before the meeting.

     The holders of a majority of the issued and outstanding shares of the Company who are entitled to vote at the meeting must be present at the meeting, in person or represented by proxy, so that a quorum may be present for the transaction of business. If a quorum is present at the meeting, the five nominees for election as directors who receive the greatest number of votes cast for the election of directors at the meeting by the shares present in person or by proxy and entitled to vote shall be elected directors. Any other matters submitted to a vote of the shareholders must be approved by the affirmative vote of the majority of shares present in person or by proxy and entitled to vote on the matter. In the election of directors, abstentions will have no effect on the vote.


     However, an abstention will have the practical effect of voting against any other matters since it is one less vote for approval. Broker nonvotes on one or more matters will have no impact on such matters since they are not considered "shares present" for voting purposes. The Company's By-Laws require that directors be elected by written ballot.


     As a matter of policy, proxies, ballots, and voting tabulations that identify individual shareholders are kept private by the Company. Such documents are available for examination only by the inspectors of election and certain personnel associated with processing proxy cards and tabulating the vote. The vote of any shareholder is not disclosed except as may be necessary to meet legal requirements.


     All properly executed Proxies delivered pursuant to this solicitation and not revoked will be voted at the meeting in accordance with the directions given. If no specific instructions are given with respect to the matters to be voted upon, the Proxyholders, who are Larry D. Hall and Martha B. Wyrsch, will vote the shares covered by Proxies received by them for the election of all five nominees to the Board of Directors, and in accordance with the directors' recommendations on all other matters.

                             ELECTION OF DIRECTORS

     The Restated Articles of Incorporation of the Company provide for a Board of Directors of no fewer than nine nor more than fifteen members (exclusive of any advisory director), divided into three classes of as nearly an equal number as possible, the directors in each class being elected for three years. In 1996, the Company's By-Laws were amended to provide that any non-employee Director of the Company must retire his position as a Director at the annual meeting of shareholders of the Company which next occurs after the Director reaches 72 years of age. There are currently fourteen members of the Board of Directors.


     Messrs. Edward H. Austin, Jr., David W. Burkholder, David M. Carmichael, Jordan L. Haines, and William J. Hybl have been nominated for reelection as Class I directors. Proxies will be voted, unless authority to vote is withheld by the shareholder, for the election of Messrs. Austin, Burkholder, Carmichael, Haines and Hybl to serve until the 2000 Annual Meeting of Shareholders and until the election and qualification of their respective successors. If any such nominee shall be unable or shall fail to accept nomination or election by virtue of an unexpected occurrence, Proxies may be voted for such other person or persons as shall be determined by the Proxyholders in their discretion. Proxies cannot be voted by the Proxyholders for more than the number of nominees named, which is five persons.



     In 1994, K N's By-Laws were amended to provide that, among other things, for so long as Cabot Corporation ("Cabot") owns beneficially at least 10% of the voting stock of K N, Cabot will have the right to designate an advisory director. However, if Cabot's ownership of K N voting stock falls below 10% but is greater than 5%, the K N Board of Directors shall appoint Cabot's advisory director as a full director, to serve the then remaining term of a Class II director. In addition, for so long as Cabot's ownership of K N voting stock is less than 10% but greater than 5%, the K N Board of Directors shall nominate a qualified Cabot designee for election as a director by the Company's stockholders. In April of 1996, Mr. R. Gordon Shearer replaced Mr. John G. L. Cabot as the Cabot advisory director, and in August 1996, when Cabot's ownership of K N voting stock fell below 10%, Mr. Shearer was elected a director of the Company.

     The name of each nominee for election as a director at this meeting and of each director whose term of office will continue after the meeting, and each individual's business experience, year first elected as director, beneficial ownership of Company Common Stock, age and relationship to the Company are as follows:


                                        COMPANY
                             YEAR        SHARES                                          OTHER
                            FIRST     BENEFICIALLY              POSITIONS               BUSINESS
                           ELECTED    OWNED AS OF                  HELD                EXPERIENCE
                              AS      FEBRUARY 14,               WITH THE             DURING PAST
          NAME             DIRECTOR    1997(1)(2)    AGE        COMPANY(3)             5 YEARS(3)
          ----             --------   ------------   ---   --------------------   --------------------
NOMINEES FOR ELECTION FOR TERM OF 3 YEARS EXPIRING IN 2000 (CLASS I)
------------------------------------------------------------------------------------------------------

Edward H. Austin, Jr.        1994       266,484(4)   55    Director               Principal of Austin,
                                                                                  Calvert & Flavin,
                                                                                  Inc., an investment
                                                                                  advisory firm, San
                                                                                  Antonio, Texas.

David W. Burkholder          1984        19,961      54    Director               President of Will
                                                                                  Feed, Inc. (cattle
                                                                                  feeding), Willow
                                                                                  Island, Nebraska;
                                                                                  President of Island
                                                                                  Dehy Company, Inc.
                                                                                  (alfalfa
                                                                                  dehydration), Cozad,
                                                                                  Nebraska; and
                                                                                  President of
                                                                                  Consolidated
                                                                                  Blenders, Inc.
                                                                                  (alfalfa
                                                                                  dehydration),
                                                                                  Hastings, Nebraska.

David M. Carmichael          1994       242,340      58    Director; Vice         Director of Tom
                                                           Chairman(5)            Brown, Inc. (1996-
                                                           (July 1994-1996)       Present); Chairman
                                                                                  of the Board and
                                                                                  Chief Executive
                                                                                  Officer of American
                                                                                  Oil and Gas
                                                                                  Corporation (1993-
                                                                                  1994); President,
                                                                                  Chairman of the
                                                                                  Board and Chief
                                                                                  Executive Officer of
                                                                                  American Oil and Gas
                                                                                  Corporation (1986-
                                                                                  1993).

Jordan L. Haines             1983        21,877      69    Director               Director of The
                                                                                  Coleman Company
                                                                                  (manufacturer
                                                                                  outdoor equipment);
                                                                                  Director of Forest
                                                                                  Oil Corporation
                                                                                  (1996 to present).

                                        COMPANY
                             YEAR        SHARES                                          OTHER
                            FIRST     BENEFICIALLY              POSITIONS               BUSINESS
                           ELECTED    OWNED AS OF                  HELD                EXPERIENCE
                              AS      FEBRUARY 14,               WITH THE             DURING PAST
          NAME             DIRECTOR    1997(1)(2)    AGE        COMPANY(3)             5 YEARS(3)
          ----             --------   ------------   ---   --------------------   --------------------
William J. Hybl              1988        14,670(6)   54    Director               Chairman and Chief
                                                                                  Executive Officer
                                                                                  and Trustee of El
                                                                                  Pomar Foundation
                                                                                  (charitable
                                                                                  foundation),
                                                                                  Colorado Springs,
                                                                                  Colorado; Vice
                                                                                  Chairman and
                                                                                  Director of
                                                                                  Broadmoor Hotel,
                                                                                  Inc., Colorado
                                                                                  Springs, Colorado;
                                                                                  Director of USAA,
                                                                                  San Antonio, Texas
                                                                                  (insurance company);
                                                                                  President, United
                                                                                  States Olympic
                                                                                  Committee (1996-
                                                                                  2000); Director of
                                                                                  FirstBank Holding
                                                                                  Co. of Colorado.

DIRECTORS WHOSE TERMS EXPIRE IN 1998 (CLASS II)(7)
------------------------------------------------------------------------------------------------------

Charles W. Battey            1971        95,719      65    Director; Chairman
                                                           (8) (1989-1996); and
                                                           Chief Executive
                                                           Officer (1989-1994)

Larry D. Hall                1984       176,188(9)   54    Chairman (10) (April
                                                           1996-Present);
                                                           President and Chief
                                                           Executive Officer
                                                           (1994-Present);
                                                           President and Chief
                                                           Operating Officer
                                                           (1988-1994);
                                                           Director

R. Gordon Shearer(11)        1996         4,450      42    Director (1996-        President of Cabot
                                                           Present); Advisory     LNG Corporation and
                                                           Director (1996)        General Manager of
                                                                                  LNG Division of
                                                                                  Cabot Corporation;
                                                                                  Vice President of
                                                                                  Cabot Corporation;
                                                                                  Director of Atlantic
                                                                                  LNG Company of
                                                                                  Trinidad and Tobago.

                                        COMPANY
                             YEAR        SHARES                                          OTHER
                            FIRST     BENEFICIALLY              POSITIONS               BUSINESS
                           ELECTED    OWNED AS OF                  HELD                EXPERIENCE
                              AS      FEBRUARY 14,               WITH THE             DURING PAST
          NAME             DIRECTOR    1997(1)(2)    AGE        COMPANY(3)             5 YEARS(3)
          ----             --------   ------------   ---   --------------------   --------------------
H.A. True, III               1991        13,400(12)  54    Director               Partner, True
                                                                                  Companies (energy,
                                                                                  agriculture and
                                                                                  financing), Casper,
                                                                                  Wyoming.

DIRECTORS WHOSE TERMS EXPIRE IN 1999 (CLASS III)
------------------------------------------------------------------------------------------------------

Stewart A. Bliss             1993         9,250      63    Director               Financial Consultant
                                                                                  and Senior Business
                                                                                  Advisor, Denver,
                                                                                  Colorado (1993-
                                                                                  Present); Board
                                                                                  Member of Colorado
                                                                                  State Board of
                                                                                  Agriculture (1993-
                                                                                  Present); Chief of
                                                                                  Staff to Governor of
                                                                                  Colorado, Denver,
                                                                                  Colorado
                                                                                  (1987-1993);
                                                                                  Director of
                                                                                  Management Analysis
                                                                                  Corporation.

Robert H. Chitwood           1990        22,000      66    Director               President, R.H.
                                                                                  Chitwood Company
                                                                                  (oil and gas
                                                                                  production,
                                                                                  investments and
                                                                                  petroleum
                                                                                  consulting), Tulsa,
                                                                                  Oklahoma.

Howard P. Coghlan            1981        22,492      69    Director               Senior Partner,
                                                                                  Coghlan, Crowson,
                                                                                  Fitzpatrick &
                                                                                  Westbrook, Attorneys
                                                                                  at Law, Longview,
                                                                                  Texas.

Edward Randall, III          1994       267,580(13)  70    Director               Private Investor;
                                                                                  Director of Paine
                                                                                  Webber Group, Inc.;
                                                                                  Director of Enron
                                                                                  Oil & Gas Company.

James C. Taylor              1994        99,361(14)  59    Director               Owner and Operator,
                                                                                  Wytana Livestock
                                                                                  Company, Bozeman,
                                                                                  Montana; Private
                                                                                  Investor.

---------------


 (1) No director owns any Preferred Stock of the Company. No director owns more than one percent of the outstanding shares of Common Stock of the Company. In making the computations required in connection with the preceding statement, with respect to any director who held options to purchase shares of Common Stock exercisable within 60 days of February 14, 1997, it was assumed that such options had been exercised. The following number of shares representing such unexercised options were added to the holdings of each of the following directors: Mr. Austin, 9,000 shares; Mr. Battey, 31,000 shares; Mr. Bliss, 9,000 shares; Mr. Burkholder, 8,000 shares; Mr. Carmichael, 78,000 shares; Mr. Chitwood, 12,750 shares; Mr. Coghlan, 12,750 shares; Mr. Haines, 13,500 shares; Mr. Hall, 132,750 shares; Mr. Hybl, 11,250 shares; Mr. Randall, 8,000 shares; Mr. Shearer, 4,250 shares; Mr. Taylor, 8,000 shares; and Mr. True, 8,000 shares.


 (2) Unless otherwise indicated, the directors have sole voting and investment power over the shares listed above, other than shared rights created under joint tenancy or marital property laws as between the directors and their respective spouses, if any.

 (3) All of these persons have held such positions for at least five years unless otherwise indicated.

 (4) Includes shares of Common Stock owned by various family members or their estates, over which Mr. Austin either has power of attorney or with respect to which Mr. Austin is executor; family trusts; a family partnership and a hedge fund partnership, for both of which Mr. Austin is general partner. Mr. Austin has sole voting power over 61,435 shares; shared voting power over 77,249 shares; and shared investment power over 118,800 shares.


 (5) Mr. Carmichael retired as Vice Chairman after the 1996 Annual Meeting, but remains as a K N director.


 (6) Includes 400 shares of Common Stock owned by Mr. Hybl's wife, as to which Mr. Hybl disclaims beneficial ownership and over which he has neither investment nor voting power.


 (7) Mr. Robert B. Daugherty, formerly a Class II director, resigned as a director effective April 25, 1996.



 (8) Mr. Battey retired as Chairman after the 1996 Annual Meeting, but remains as a K N director.



 (9) Includes 139 shares of Common Stock owned by Mr. Hall's wife, as to which Mr. Hall disclaims beneficial ownership and over which he has neither investment nor voting power. Mr. Hall's restricted stock holdings, not reflected in this total, include 30,000 shares granted on August 19, 1996 and 55,000 shares granted on February 10, 1997.


(10) Mr. Hall assumed the position of Chairman of the Board after the 1996 Annual Meeting.


(11) Mr. Shearer replaced Mr. John G.L. Cabot as an advisory director, and Mr. Cabot retired as an advisory director at the 1996 Annual Meeting. In August of 1996, Cabot Corporation's ownership in the Company was reduced to below 10%, and Mr. Shearer was elected a director at that time pursuant to the Company's By-Laws.


(12) Mr. True has sole voting and investment power over 5,400 shares.


(13) Includes 190,324 shares of Common Stock owned by various family trusts as to which Mr. Randall disclaims beneficial ownership. Mr. Randall has shared voting and investment power over 73,512 shares and sole voting and investment power over 186,068 shares.



(14) Mr. Taylor has sole voting and investment power over 74,311 shares and shared voting and investment power over 17,050 shares.


     Mr. Edward H. Austin, Jr. is married to the niece of Mr. James C. Taylor. No other family relationships exist between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

             RELATIONSHIP BETWEEN CERTAIN DIRECTORS AND THE COMPANY


     Mr. Stewart A. Bliss, a director of the Company, shared office space with and provided business development consulting services to the law firm of Parcel, Mauro, Hultin & Spaanstra in 1996, which firm was retained by the Company in 1996, and which provided in excess of $60,000 in services to the Company. Mr. Bliss is not a member of nor counsel to the above named law firm and did not provide legal services to the Company.

     Mr. R. Gordon Shearer, a director of the Company, is a Vice President of Cabot Corporation, President of Cabot LNG Corporation and General Manager of LNG Division of Cabot Corporation. During 1996, the Company paid a total of $869,732.42 to Cabot Corporation, all relating to obligations of the Company's subsidiary, American Oil & Gas Corporation under the "Amended and Restated Basket Agreement" which addressed certain disputed matters between Cabot and American.


                        DIRECTOR AND COMMITTEE MEETINGS

     The Board of Directors met nine times during 1996, eight of the meetings being regularly-scheduled and one being a special meeting. During 1996, all directors attended 98% percent of the aggregate meetings of the Board of Directors and committees thereof on which they served.

     During 1996, the Audit Committee was composed of Messrs. Burkholder (Chairman), Battey, Chitwood, Coghlan (January to May), Taylor, True and Shearer (August to December). It met four times in 1996. The duties of the Audit Committee include recommendation of the independent auditor for selection by the Board of Directors, review of the arrangements and scope of the independent auditor's audit, review of the findings and recommendations of the independent auditor and internal auditors concerning internal accounting procedures and controls, review of professional services rendered by the independent auditor, review of the independence of the auditor in regard to the Company and its management and review of the Company's risk management policies and procedures.

     The Compensation Committee during 1996 was composed of Messrs. Randall (Chairman), Austin, Bliss, Daugherty (January to April), and Coghlan (May to December). It met five times in 1996. The duties of the Compensation Committee are set forth in the Report of the Compensation Committee on Executive Compensation which follows.


     The Executive Committee, composed of Messrs. Hall (Chairman), Haines, Hybl, True, and Carmichael met seven times in 1996. The duties of the Executive Committee consist of oversight and direction of management decisions with respect to the day-to-day operations of K N and its subsidiaries, and nominations for the Board of Directors of the Company. The Executive Committee replaced the Management Committee on April 11, 1996 pursuant to an amendment to the Company's By-Laws. The Management Committee, composed of Messrs. Carmichael (Chairman), Battey, Hall and Austin, did not meet in 1996. The duties of the Management Committee consisted of oversight and direction of management decisions with regard to the day-to-day operations of the Company and its subsidiaries, and oversight and direction of matters relating to the integration and consolidation of the businesses and operations of K N and American Oil & Gas Corporation.



     The Board of Directors does not presently have a separate nominating committee; rather, the Executive Committee serves as the nominating committee for the Board. Pursuant to the Company's By-Laws, shareholders may nominate candidates for the Board of Directors by notifying the Company at its principal executive offices of the name of such candidate and by furnishing other required information at least forty days before the shareholders meeting at which such election will be held. See also "Date for Receipt of Shareholder Proposals" on page 22.



                             DIRECTOR COMPENSATION


     A director (except a current employee) receives a retainer of $20,000 per year, which may be taken in the form of K N Common Stock or cash, plus a fee of $1,500 per day for each meeting attended. Members of the Audit, Compensation and Executive Committees also receive a fee of $1,500 per day for each committee meeting attended on a day other than that of a Board meeting. Directors who are full-time employees of the Company receive no additional compensation in their capacity as director. All directors are reimbursed for reasonable travel and other expenses incurred in attending all meetings. Directors who are not also employees or officers may elect to defer until age 65, and/or until retirement from the Board, all or any portion of their compensation pursuant to the Deferred Compensation Plan for Outside Directors or the 1987 Directors' Deferred Fee Plan, which were adopted by the Company effective May 1, 1984, and May 1, 1987, respectively.

The Deferred Compensation Plan for Outside Directors was amended in November 1995 to allow Directors to defer their retainer and/or meeting fees in the form of K N Common Stock or cash equivalency.


     Directors who are not also employees participate in the 1992 Stock Option Plan for Non-Employee Directors, as amended ("Directors' Option Plan"), which was amended in 1996. Under the Directors' Option Plan, on the first business day of each calendar year, each Director who is not a salaried employee of the Company is granted an option to purchase up to 3,000 shares of the Company's Common Stock. Options, which vest on the date of grant, are granted at an exercise price which is not less than 100 percent of the fair market value of the Common Stock on the date of grant, but which must be at least the par value of the shares subject to the option. These options expire 10 years from the date of grant. Options granted pursuant to the Directors' Option Plan are not intended to qualify as incentive stock options, but rather are intended to constitute "nonqualified stock options" as defined by Section 422(b) of the Internal Revenue Code. The options become exercisable commencing on the date of the grant.


     On April 11, 1996, options to purchase 3,000 shares each were granted to Messrs. Austin, Battey, Bliss, Burkholder, Carmichael, Chitwood, Coghlan, Daugherty, Haines, Hybl, Randall, Taylor and True at an exercise price of $31.1875 per share, the average sales price of the Common Stock on that date. On August 19, 1996, Mr. Shearer was granted options to purchase 1,250 shares at an exercise price of $36.0625 per share, the average sales price of the Common Stock on that date.

     On January 2, 1997, options to purchase 3,000 shares each were granted to Messrs. Austin, Battey, Bliss, Burkholder, Carmichael, Chitwood, Coghlan, Haines, Hybl, Randall, Shearer, Taylor and True at an exercise price of $38.8750 per share, the average sales price of the Common Stock on that date.

     Non-employee Directors who were elected prior to 1992 received grants under the 1982 Stock Option Plan for Non-Employee Directors (the "1982 Plan"). Grants are no longer being made from the 1982 Plan. Under the terms of the 1982 Plan, each participant was granted options to purchase the number of shares equal to 500 times the number of years or partial years in the term to which he was elected, which were exercisable in one-third increments annually over the succeeding three-year period.

                              BOARD RECOMMENDATION

     The Board of Directors recommends a vote FOR each of the director nominees.

                           REPORT OF THE COMPENSATION
                      COMMITTEE ON EXECUTIVE COMPENSATION


     The Compensation Committee of the Board of Directors is presently composed entirely of four independent non-employee directors: Mr. Austin, Mr. Bliss, Mr. Coghlan and Mr. Randall (Chairman). There are no interlocking relationships among these directors and K N.


     The Compensation Committee is responsible for setting and administering the policies which govern both annual compensation and long-term compensation of executive officers. Following review and approval by the Compensation Committee, all issues pertaining to executive compensation are submitted to the full Board of Directors for approval.


COMPENSATION PHILOSOPHY AND COMPONENTS



     The Company's employees are its most important asset. Its senior executives are responsible for developing and driving a strategy that results in maximum value to the shareholders of the Company. It is the goal and obligation of the Compensation Committee and the Board of Directors to attract and retain highly qualified people with the skills to create this shareholder value. The compensation philosophy discussed in this Report is aimed at creating shareholder value by tying the compensation of senior executives to increases in that value.

     Annual executive compensation is principally comprised of salary and incentive cash and stock awards. It is the philosophy of the Company that annual compensation of its executive officers and other key employees should be directly and materially tied to corporate operating and financial performance. To achieve this objective, annual executive compensation decisions are weighted towards cash incentives payable on the basis of such performance. The Company also believes that long-term executive compensation should be tied to corporate operating and financial performance. Grants of stock options, some of which are performance based, and, more recently, restricted stock awards, some of which are performance based, have been the principal component of long-term executive compensation.



     The Company's executive compensation components are reviewed periodically, and are under review in 1997, by outside compensation consultants to ensure that the Company's compensation package operates effectively and remains both reasonable and competitive with the industry.


     The 1994 K N Energy, Inc. Long Term Incentive Plan ("Incentive Plan") gives the Compensation Committee the flexibility to recommend that the Board grant both non-qualified and incentive stock options, restricted stock awards, stock appreciation rights and other stock-based awards. The Incentive Plan permits the Company to keep pace with changing developments in compensation and benefit programs, making the Company competitive with those companies that offer creative incentives to attract and keep employees. The ability to grant both incentive and non-qualified stock awards enhances the Compensation Committee's ability to meet the Company's objectives of attracting and retaining well-qualified individuals to serve as executive officers and key employees.

     Because annual compensation for the Company's individual executive officers has historically been below $1,000,000, the Compensation Committee has not had a policy regarding qualifying compensation paid to executive officers for deductibility under Section 162(m) of the Internal Revenue Code. Section 162(m) limits the Company's tax deduction for all compensation paid to any employee in any one year to $1,000,000. 1996 taxable income for all of the Company's executive officers again did not exceed $1,000,000 for any person. The Compensation Committee will, in 1997, consider the need to develop such a policy in connection with its ongoing review of executive compensation.

BASE SALARY


     Salary decisions are based on achievement of both personal and company-wide performance objectives as well as recommendations for salary ranges developed from data obtained through surveys of comparable companies. The types of performance objectives considered when making salary decisions are the same as those described in the discussion beginning on page 11 entitled Executive Incentive Plan. Salary comparisons are prepared periodically by outside compensation consultants, and are done to ensure that Company salaries remain reasonable and competitive with the industry.


STOCK OPTIONS


     In 1996, stock options granted under the Incentive Plan comprised part of the Company's major long-term executive benefits.


     Stock options, both performance and nonperformance based, are granted to meet certain corporate objectives, including to encourage contributions by executive officers to key corporate, operating and financial goals, to show confidence and high expectations that the judgment, initiative and efforts of executive officers will result in the Company's success and to align the interests of executive officers with shareholder interests. Decisions concerning the granting of stock options are directly related to performance-based objectives.


     In 1996, the Compensation Committee awarded performance-based stock options to the Company's five most highly compensated executives under Incentive Stock Option Agreements. The aggregate number of shares underlying the options granted to Mr. Hall are divided into equal one-fifth increments, and those underlying the options granted to Messrs. Aaronson, DiNardo, McKenzie and Wells are divided into equal one-third increments. A portion of the shares in each increment shall be exercisable based on the Company's annual increase in earnings per share for each of fiscal years 1996, 1997, 1998, (for Messrs, Hall, Aaronson, DiNardo, McKenzie and Wells), and 1999 and 2000 (for Mr. Hall) according to the following formula:

                ANNUAL INCREASE IN                        PORTION OF SHARES IN
                EARNINGS PER SHARE                  INCREMENT WHICH MAY BE PURCHASED
                ------------------                  --------------------------------
  15% or more......................................               100%
  10% but less than 15%............................                50%
  Less than 10%....................................                 0%

     Additionally, the recipient must be an employee of the Company at the time of vesting in order to exercise the options.


     In the event 100% of the options do not vest on the accelerated vesting schedule set forth above, due to failure to meet the corporate performance objectives set forth above, the remainder shall vest nine years and six months after the date of the grant.


     The Compensation Committee closely monitors the performance objectives to determine whether the required outcome has been achieved and the conditions of the option awards have been met.

     The following table shows the performance-based stock option grants made on August 19, 1996, and the portion of those grants which vested in 1997 based on achievement of a 15% annual increase in earnings per share in 1996.

                      1996 PERFORMANCE-BASED STOCK OPTIONS


                                             SHARES
                                           UNDERLYING                             SHARES UNDERLYING
                                             OPTIONS                        OPTIONS WHICH VESTED IN 1997
                                             GRANTED                        BASED ON ACHIEVEMENT OF A 15%
                                          ON AUGUST 19,       PURCHASE       ANNUAL INCREASE IN EARNINGS
                  NAME                        1996             PRICE              PER SHARE IN 1996
                  ----                   ---------------   --------------   -----------------------------
Larry D. Hall...........................     300,000          36.0625                  60,000
Morton C. Aaronson......................      51,000          36.0625                  17,000
John N. DiNardo.........................      33,000          36.0625                  11,000
Clyde E. McKenzie.......................      51,000          36.0625                  17,000
H. Rickey Wells.........................      51,000          36.0625                  17,000


RESTRICTED STOCK AWARDS


     In 1996, performance-based restricted stock awards were granted to the five most highly compensated executives under the Incentive Plan as a component of long-term executive compensation. These grants are intended to reward executive officers for their contributions to key corporate operating and financial results, and to align the interests of these officers with the interests of the Company's shareholders.



     Under the Restricted Stock Agreement entered into with each such executive, the lapse of restrictions on these stock awards is directly tied to the successful performance of the specific and concrete objectives set forth below, as well as continuing employment with the Company. The aggregate number of shares of restricted stock granted is divided into equal one-fifth increments for Mr. Hall and equal one-third increments for each of Messrs. Aaronson, DiNardo, McKenzie and Wells. Removal of restrictions on the stock depends upon successful achievement of corporate goals for each of fiscal years 1996, 1997, 1998 (for Messrs. Hall, Aaronson, DiNardo, McKenzie and Wells), and 1999 and 2000 (for Mr. Hall) according to the following schedule:



                  ANNUAL INCREASE IN                   PORTION OF SHARES IN INCREMENT
                  EARNINGS PER SHARE                     WITH LAPSE OF RESTRICTIONS
                  ------------------                   ------------------------------
15% or more...........................................              100%
10% but less than 15%.................................               50%
Less than 10%.........................................                0%

     The Compensation Committee closely monitors the performance objectives to determine whether the required outcome has been achieved and the conditions of the restricted stock awards have been met.


     In the event that 100% of the restrictions do not lapse according to the accelerated lapsing schedule described above, due to failure to meet the corporate performance objectives set forth above, the remainder shall vest on the tenth anniversary of the date of grant.

     The following table shows the performance-based restricted stock grants which were made on August 19, 1996, and the portion of those grants with respect to which restrictions were lifted in 1997 based on achievement of a 15% annual increase in earnings per share in 1996. Holders of the restricted stock identified below are entitled to receive dividends on this stock and to exercise all voting rights with respect thereto.

                    1996 PERFORMANCE-BASED RESTRICTED STOCK


                                                                        SHARES OF RESTRICTED
                                                                           STOCK FOR WHICH
                                                                          RESTRICTIONS WERE
                                                SHARES OF              LIFTED IN 1997 BASED ON
                                             RESTRICTED STOCK           ACHIEVEMENT OF A 15%
                                                GRANTED ON           ANNUAL INCREASE IN EARNINGS
                  NAME                       AUGUST 19, 1996              PER SHARE IN 1996
                  ----                   ------------------------    ---------------------------
Larry D. Hall...........................          30,000                        6,000
Morton C. Aaronson......................          15,000                        5,000
John N. DiNardo.........................           3,300                        1,100
Clyde E. McKenzie.......................          15,000                        5,000
H. Rickey Wells.........................          15,000                        5,000



     In recognition of the high level of performance of the Company in 1996 and consistent with the Incentive Plan, and to provide competitive compensation to attract and retain the Company's executive officers, on February 10, 1997 the Board of Directors approved a restricted stock award totaling 200,000 shares of stock for the five most highly compensated officers. The allocation of this award to these officers is as follows: Mr. Hall 55,000 shares, Mr. Aaronson 36,250 shares, Mr. DiNardo 36,250 shares, Mr. McKenzie 36,250 shares, and Mr. Wells 36,250 shares. The only requirement for lapse of restrictions on this stock award is the continued employment with the Company of the executive on the date the restrictions are set to lapse. The restrictions are to lapse according to the following schedule:



                                                                        PERCENTAGE OF
YEAR RESTRICTIONS                                                    SHARES OF RESTRICTED
      LAPSE                                                             STOCK AFFECTED
-----------------                                                    --------------------
    1999............................................................                  40%
    2000............................................................                  20%
    2001............................................................                  20%
    2002............................................................                  20%


PROFIT SHARING PLAN


     Executive officers, along with all other employees who meet certain requirements regarding length of employment and full-time status, are eligible to participate in the Company's Employee Retirement Fund Trust Profit Sharing Plan ("Profit Sharing Plan"). Effective with the 1996 Plan year, the formula for determining the profit sharing contribution was revised to be directly related to the attainment by the Company of specific earnings targets which were approved by the Board of Directors and communicated to the Company's employees at the beginning of the Plan year. Distribution under the Profit Sharing Plan would range from 0% to 10% depending on successful achievement of specific earnings targets. On February 10, 1997 the Board of Directors approved a 10% Profit Sharing payout for 1996, reflecting the fact that the Company exceeded its earnings targets for 1996.


EXECUTIVE INCENTIVE PLAN

     The Compensation Committee annually approves an Executive Incentive Plan, which provides the means for determining and paying annual executive cash awards.

     The Executive Incentive Plan contains detailed criteria for the evaluation of performance by executive officers. Particular emphasis is placed on performance-oriented objectives, financial measures, cost control measures and other measures linked to strategic objectives designed to improve existing performance, management effectiveness, productivity, safety, cost control, service levels and efficiencies to benefit customers and, thereby, shareholders. Target objectives are set for corporate performance and for division and personal objectives in January of each year. Examples of financial objectives in the 1996 Executive Incentive Plan include achievement of objectives for net operating income, annual operating income, and for consolidated return on beginning common equity. Examples of operating goals in the 1996 Executive Incentive Plan include maximization of strategic synergy, successful restructuring of the Company's accounting and information systems teams to provide for flexibility and timely response, successful development of the Simple Choice(SM) vision to wrap services around the commodity, successful development of an aligned, cross-functional management team which will bring competence and cohesion to the corporate vision, successful implementation of the realignment of the Company's retail and marketing businesses, and meeting and maintaining high safety standards.


     Prior to April 15 of each year, the Compensation Committee designates executive participants in the Executive Incentive Plan for that year. Participation in one year does not guarantee participation in following years. Participants are assigned to levels of eligibility, based on their degree of responsibility for corporate-wide results. The five most highly compensated executives had the following bonus opportunities under the 1996 Executive Incentive Plan:

                           NAME                             THRESHOLD   TARGET   MAXIMUM
                           ----                             ---------   ------   -------
Larry D. Hall..............................................    15%       45%       75%
Morton C. Aaronson.........................................    10%       30%       45%
John N. DiNardo............................................    10%       30%       45%
Clyde E. McKenzie..........................................    10%       30%       45%
H. Rickey Wells............................................    10%       30%       45%

     The Executive Incentive Plan is designed to keep individuals focused on their specific tasks while working as a team. In all cases, at least 50% of each participant's incentive compensation opportunity is based upon the Company's overall results. Depending upon the individual's position, the mix of corporate and division/ personal performance objectives can range from 50% corporate and 50% division/personal to 90% corporate and 10% division/personal.


     The mix of corporate and division/personal goals for each of the five most highly compensated executives, and the 1996 Executive Incentive Plan payout, is as follows:


                  INCENTIVE COMPENSATION PERFORMANCE CRITERIA

                EXECUTIVE                  CORPORATE GOAL   DIVISION/PERSONAL GOAL   1996 PAYOUT
                ---------                  --------------   ----------------------   -----------
Larry D. Hall.............................      90%               0%/10%              $375,000
Morton C. Aaronson........................      80%              10%/10%              $112,500
John N. DiNardo...........................      80%              10%/10%              $101,250
Clyde E. McKenzie.........................      80%              10%/10%              $112,500
H. Rickey Wells...........................      80%              10%/10%              $112,500

     The amount of incentive compensation paid under the Executive Incentive Plan is based upon actual achievements in the combination of corporate-wide, division and personal goals. Each of the five most highly compensated executives achieved 100% of their corporate-wide, division and personal goals and received maximum payout. Participants in the Executive Incentive Plan may defer a portion of the awards made under this Plan.

     The Company's 1995 financial and operating results also exceeded its 1995 financial and operating objectives and this success is reflected in the individual incentive pay-outs reported in the 1995 portions of the bonus column of the Summary Compensation Table on page 14.

CHIEF EXECUTIVE OFFICER COMPENSATION


     As indicated above, the Company's executive compensation program, both annual and long-term, is based in large part upon the Company's performance. Annual incentive compensation for the Chief Executive Officer under the Executive Incentive Plan depends primarily upon the overall performance of the Company. His long-term compensation from both performance-based and nonperformance-based stock options and restricted stock awards, and his salary level, also depend primarily upon Company performance.



     The Compensation Committee closely monitors the performance of the Chief Executive Officer, meeting without his presence to evaluate his success in achieving the corporate objectives in each year. As reported on pages 10 and 11, in 1996, Mr. Hall was awarded performance-based stock options to acquire 300,000 shares of the Company's stock and performance-based restricted stock of 30,000 shares, pursuant to the performance criteria described herein.



     On February 10, 1997, the Compensation Committee determined that based on the Company's achievement of 15% growth in corporate earnings per share in 1996, Mr. Hall had exceeded all performance objectives for 1996 under both the Incentive Stock Option Agreement and the Restricted Stock Agreement, and granted the following awards as a part of his 1996 compensation: options to acquire 60,000 shares and the lifting of restrictions on 6,000 shares of restricted stock. Additionally, the Company's 1996 financial and operating results exceeded the Company's objectives, and the Chief Executive Officer's cash incentive compensation award of $375,000 under the Executive Incentive Plan reflected this successful Company-wide performance.


     The 1995 financial and operating results also exceeded the Company's expectations, and the Chief Executive Officer's cash incentive compensation under the Executive Incentive Plan in 1995 also reflects this achievement.

                                            Compensation Committee of
                                              the Board of Directors


                                            Mr. Edward H. Austin, Jr.

                                            Mr. Stewart A. Bliss
                                            Mr. Howard P. Coghlan
                                            Mr. Edward Randall, III (Chairman)

                             EXECUTIVE COMPENSATION

     The following table sets forth information regarding compensation during the last three fiscal years of the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (collectively, the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                LONG-TERM
                                                           COMPENSATION AWARDS
                                                        -------------------------
                            ANNUAL COMPENSATION          RESTRICTED    SECURITIES    ALL OTHER
      NAME AND         ------------------------------      STOCK       UNDERLYING   COMPENSATION
 PRINCIPAL POSITION    YEAR   SALARY($)   BONUS($)(1)   AWARDS($)(2)   OPTIONS(#)      ($)(3)
 ------------------    ----   ---------   -----------   ------------   ----------   ------------
Larry D. Hall          1996    434,006      375,000        218,250(4)   300,000(5)     16,299(6)
  Chairman/            1995    362,500      125,000              0       50,000(5)     13,583(6)
  President/CEO        1994    297,500      100,000              0      100,000(5)     14,344(6)
Morton C. Aaronson     1996    204,000      162,500(7)     256,250(8)    71,000(5)     87,269(9)
  Vice President &     1995(10)    N/A          N/A            N/A          N/A           N/A
  Chief Marketing      1994(10)    N/A          N/A            N/A          N/A           N/A
  Officer
John N. DiNardo        1996    159,155      101,250         40,013(11)   33,000(5)     15,457(12)
  Vice President &     1995    125,000       23,000              0       10,000(5)     15,426(12)
  General Manager      1994    107,512       18,000              0       10,000(5)      8,784(12)
Clyde E. McKenzie      1996    164,615(13)  112,500        181,875(14)   71,000(5)     50,462(15)
  Vice President &     1995(16)    N/A          N/A            N/A          N/A           N/A
  Chief Financial      1994(16)    N/A          N/A            N/A          N/A           N/A
  Officer
H. Rickey Wells        1996    180,252      112,500        181,875(17)   51,000(5)     15,473(18)
  Vice President --    1995    122,500            0              0       15,000(5)     23,002(18)
  Business Operations  1994    115,000            0              0            0        16,867(18)

---------------


 (1) The Company has no permanent long-term cash incentive plans. Instead, the Compensation Committee of the Board of Directors reviews the advisability of an executive cash incentive plan on an annual basis as discussed in the Report of the Compensation Committee on Executive Compensation contained herein. Amounts earned under such annual cash incentive plans are actually paid in the year following the year in which they were earned; however, such amounts are reflected in the table in the year in which such amounts were earned.



 (2) The amounts listed in this column do not reflect the February 10, 1997 restricted stock award of 200,000 shares which is described in the last paragraph of the section entitled "Restricted Stock Awards" in the Report of the Compensation Committee on Executive Compensation because this award does not comprise part of 1996 compensation.


 (3) 1996 earnings under the All Other Compensation column include an amount earned under the Profit Sharing Plan earned in 1996 but paid in 1997. Under the provisions of the Company's Profit Sharing Plan (a defined contribution plan) established in 1945, during 1996, the Company contributed a maximum of 10 percent of eligible employee compensation (determined by comparing 1996 actual results to a predetermined graduated scale of annual operating income goals) to the Profit Sharing Plan; and during 1994-1995 the Company contributed annually the lesser of an amount equal to 10 percent of the annual eligible compensation of eligible employees, excluding bonuses, or 10 percent of net income as defined by the Profit Sharing Plan. All employees who have completed 1,000 hours of service in a Plan Year, as defined by the Profit Sharing Plan, are participants. Amounts allocated to an employee's Profit Sharing Plan account vest immediately. Benefits are generally only payable on termination or retirement. Amounts earned under the Profit Sharing Plan are actually paid in the year following the year in which they were earned.

 (4) Mr. Hall was awarded 30,000 shares of performance-based restricted stock on August 19, 1996. Based on successful corporate performance in 1996, restrictions on 6,000 shares of this stock lapsed in 1997. The 6,000 shares had a per share value of $36.375 on the date of grant. Restrictions on the 1996 restricted stock award of 30,000 shares are eligible for lapsing over a five-year period in equal annual portions. As of December 31, 1996, Mr. Hall owned 30,000 shares of restricted stock, having a market value of $1,177,500, which were then subject to restriction, and with respect to which Mr. Hall receives dividends, and may exercise all voting rights.



 (5) These options were granted under the Incentive Plan, were granted at an exercise price of 100% of the fair market value of the Common Stock as of the date of grant, are exercisable within 10 years from the respective dates of grant, and vest over a three, four or five-year period. See "Stock Options" on page 17.


 (6) Mr. Hall's 1996 earnings under the All Other Compensation column include $15,000 earned for 1996 under the Company's Profit Sharing Plan (see discussion in footnote (3) above). The Company also paid $1,299 in term life and accidental death and dismemberment insurance premiums in 1996 on behalf of Mr. Hall. Mr. Hall's earnings for 1995 and 1994 under the Profit Sharing Plan were $13,471 and $13,470, respectively, which amounts are reflected in the 1995 and 1994 All Other Compensation columns, respectively.


 (7) Mr. Aaronson was awarded a signing bonus of $50,000 on January 4, 1996, and received an Executive Incentive Plan payout of $112,500 for the 1996 year.



 (8) Mr. Aaronson was awarded 15,000 shares of performance-based restricted stock on August 19, 1996. Based on successful corporate performance in 1996, restrictions on 5,000 shares of this stock lapsed in 1997. The 5,000 shares had a per share value of $36.375 on the date of grant. Restrictions on the 1996 restricted stock award of 15,000 shares are eligible for lapsing over a three-year period in equal annual portions. Mr. Aaronson was awarded 7,500 shares of performance-based restricted stock on January 4, 1996. Restrictions on 2,500 shares of this stock lapsed immediately, which had a per share value of $29.75 on the date of grant. Restrictions on the remaining 5,000 shares of this award lapse in 2,500 share increments on January 1, 1997 and January 1, 1998. As of December 31, 1996, Mr. Aaronson owned 20,000 shares of restricted stock, having a market value of $785,000, which were then subject to restriction, and with respect to which Mr. Aaronson receives dividends, and may exercise all voting rights.



 (9) Mr. Aaronson's 1996 earnings under the All Other Compensation column include $15,000 earned for 1996 under the Company's Profit Sharing Plan (see discussion in footnote (3) above), and $655 in term life and accidental death and dismemberment insurance premiums paid in 1996 on behalf of Mr. Aaronson. The All Other Compensation column also reflects $71,614 in relocation and moving allowances.


(10) Mr. Aaronson was not employed by the Company in 1995 or 1994.


(11) Mr. DiNardo was awarded 3,300 shares of performance-based restricted stock on August 19, 1996. Based on successful corporate performance in 1996, restrictions on 1,100 shares of this stock lapsed in 1997. The 1,100 shares had a per share value of $36.375 on the date of grant. Restrictions on the 1996 restricted stock award of 3,300 shares are eligible for lapsing over a three-year period in equal annual portions. As of December 31, 1996, Mr. DiNardo owned 3,300 shares of restricted stock, having a market value of $129,525, which were then subject to restriction, and with respect to which Mr. DiNardo receives dividends, and may exercise all voting rights.


(12) Mr. DiNardo's 1996 earnings under the All Other Compensation column include $15,000 earned for 1996 under the Company's Profit Sharing Plan (see discussion in footnote (3) above). The Company also paid $457 in term life and accidental death and dismemberment insurance premiums in 1996 on behalf of Mr. DiNardo. Mr. DiNardo's earnings for 1995 reflected in the All Other Compensation column totaled $15,426 ($11,226 in Profit Sharing Plan contributions and insurance benefits and $4,200 in automobile allowance), and Mr. DiNardo's earnings for 1994 reflected in the All Other Compensation column totaled $8,784 ($4,584 in Profit Sharing Plan contributions and insurance benefits and

     $4,200 in automobile allowance), which amounts are reflected in the 1995 and 1994 All Other Compensation columns, respectively.

(13) Mr. McKenzie's annualized salary is $214,000. Mr. McKenzie's employment by the Company began on March 25, 1996.


(14) Mr. McKenzie was awarded 15,000 shares of performance-based restricted stock on August 19, 1996. Based on successful corporate performance in 1996, restrictions on 5,000 shares of this stock lapsed in 1997. The 5,000 shares had a per share value of $36.375 on the date of grant. Restrictions on the 1996 restricted stock award of 15,000 shares are eligible for lapsing over a three-year period in equal annual portions. Mr. McKenzie was awarded 7,500 shares of performance-based restricted stock on March 25, 1996. Restrictions on this award of 7,500 shares of restricted stock are scheduled to lapse in increments of 2,500 each on March 25, 1997, March 25, 1998 and March 25, 1999. As of December 31, 1996, Mr. McKenzie owned 22,500 shares of restricted stock, having a market value of $883,125, which were then subject to restriction, and with respect to which Mr. McKenzie receives dividends, and may exercise all voting rights.



(15) Mr. McKenzie's 1996 earnings under the All Other Compensation column include $15,000 earned for 1996 under the Company's Profit Sharing Plan (see discussion in footnote (3) above), and $462 in term life and accidental death and dismemberment insurance premiums paid in 1996 on behalf of Mr. McKenzie. The All Other Compensation column also reflects $35,000 in relocation allowance granted to Mr. McKenzie in 1996.


(16) Mr. McKenzie was not employed by the Company in 1995 or 1994.


(17) Mr. Wells was awarded 15,000 shares of performance-based restricted stock on August 19, 1996. Based on successful corporate performance in 1996, restrictions on 5,000 shares of this stock lapsed in 1997. The 5,000 shares had a per share value of $36.375 on the date of grant. Restrictions on the 1996 restricted stock award of 15,000 shares are eligible for lapsing over a three-year period in equal annual portions. As of December 31, 1996, Mr. Wells owned 15,000 shares of restricted stock, having a market value of $588,750, which were then subject to restriction, and with respect to which Mr. Wells receives dividends, and may exercise all voting rights.


(18) Mr. Wells' 1996 earnings under the All Other Compensation column include $15,000 earned for 1996 under the Company's Profit Sharing Plan (see discussion in footnote (3) above). The Company also paid $473 in term life and accidental death and dismemberment insurance premiums in 1996 on behalf of Mr. Wells. Mr. Wells' earnings for 1995 reflected in the All Other Compensation column totaled $23,002 ($11,002 in profit sharing plan contributions and insurance benefits and $12,000 in automobile allowance), and Mr. Wells' earnings for 1994 reflected in the All Other Compensation column totaled $16,867 ($4,867 in profit sharing plan contributions and insurance benefits and $12,000 in automobile allowance), which amounts are reflected in the 1995 and 1994 All Other Compensation columns, respectively.

                                 STOCK OPTIONS

     Information concerning 1996 grants to and exercises by the named executive officers follows:

                       OPTION GRANTS IN LAST FISCAL YEAR


                                                               INDIVIDUAL GRANTS
                                --------------------------------------------------------------------------------
                                                                                           POTENTIAL REALIZABLE
                                NUMBER OF      % (ROUNDED)                                   VALUE AT ASSUMED
                                  SHARES        OF TOTAL                                  ANNUAL RATES OF STOCK
                                UNDERLYING       OPTIONS                                  PRICE APPRECIATION FOR
                                 OPTIONS         GRANTED       EXERCISE OR                    OPTION TERM(3)
                                 GRANTED     TO EMPLOYEES IN   BASE PRICE    EXPIRATION   ----------------------
             NAME                 (#)(1)     FISCAL YEAR(2)      ($/SH)         DATE        5%($)       10%($)
             ----               ----------   ---------------   -----------   ----------   ---------   ----------
Larry D. Hall.................    300,000(4)      38.1           36.0625      8/19/06     6,803,854   17,242,301
Morton C. Aaronson............     20,000(4)       9.0           29.4375      1/04/06       370,262      938,316
                                   51,000(5)                     36.0625      8/19/06     1,156,655    2,931,191
John N. DiNardo...............     33,000(5)       4.2           36.0625      8/19/06       748,424    1,896,653
Clyde E. McKenzie.............     20,000(4)       9.0           30.5000      3/25/06       383,626      972,183
                                   51,000(5)                     36.0625      8/19/06     1,156,655    2,931,191
H. Rickey Wells...............     51,000(5)       6.5           36.0625      8/19/06     1,156,655    2,931,191


---------------

(1) All of the options granted to the five named executives in 1996 were performance based, except the grants of 20,000 each to Mr. Aaronson and Mr. McKenzie on January 4, 1996 and March 25, 1996, respectively. Each option granted in 1996 has an exercise price equal to the fair market value of K N's Common Stock on the date of grant and expires ten years from the date of grant, subject to earlier termination in certain events related to termination of employment of the optionee. The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions. Under the terms of the Incentive Plan, the Compensation Committee retains discretion, subject to plan limits, to accelerate exercise dates and otherwise waive or amend any conditions of options granted thereunder.

(2) The total number of options granted to Company employees in 1996 was 787,800.

(3) The values set forth in this column assume annual rates of stock appreciation of 5% and 10%. The Company has no ability to predict whether such appreciation rates will be achieved, and, therefore, cannot predict whether the potential realizable values set forth in this column realistically indicate the value of the options granted to the named executive officers in 1996.

(4) These options vest over five years, subject to automatic acceleration of full exercisability upon a Change of Control of the Company (as defined in the Change of Control Severance Agreement).

(5) These options vest over three years, subject to automatic acceleration of full exercisability upon a Change of Control of the Company (as defined in the Change of Control Severance Agreement).

     The following table sets forth information about option exercises in 1996 by the named executive officers and the value of the remaining options held by each such officer at year end.

                      AGGREGATED OPTION EXERCISES IN 1996
                           AND YEAR-END OPTION VALUES


                                                                                             VALUE OF
                                                                      NUMBER OF             UNEXERCISED
                                                                SECURITIES UNDERLYING      IN-THE-MONEY
                                                                 UNEXERCISED OPTIONS        OPTIONS AT
                                                                   AT YEAR END(#)           YEAR END($)
                                SHARES ACQUIRED      VALUE          EXERCISABLE/           EXERCISABLE/
             NAME               ON EXERCISE(#)    REALIZED($)       UNEXERCISABLE        UNEXERCISABLE(1)
             ----               ---------------   -----------   ---------------------   -------------------
Larry D. Hall.................         0(2)            0(2)        158,750/317,500      1,902,033/1,907,344
Morton C. Aaronson............         0               0            21,000/ 50,000          93,438/ 265,375
John N. DiNardo...............         0               0            22,313/ 34,062         215,469/ 246,203
Clyde E. McKenzie.............         0               0            21,000/ 50,000          89,188/ 248,375
H. Rickey Wells...............         0               0            34,375/ 46,375         423,949/ 284,813

---------------


(1) Based on the closing price of the Company's Common Stock on the NYSE Composite Tape on December 31, 1996, which was $39.25.



(2) Mr. Hall exercised options to acquire 26,000 shares on January 9, 1997 (and which are therefore not reflected on this 1996 year-end table), at an exercise price of $15.92 per share with a realized value of $611,542.



                           EXECUTIVE STOCK OWNERSHIP


     The following table sets forth information about beneficial stock ownership of the named executive officers, as well as all executive officers and directors as a group.

                  EXECUTIVE OFFICER BENEFICIAL STOCK OWNERSHIP


                                                                AMOUNT AND NATURE OF
                                                             COMMON STOCK BENEFICIALLY
                                                              OWNED AS OF FEBRUARY 14,
                            NAME                                  1997(1)(2)(3)(4)
                            ----                             --------------------------
  Larry D. Hall.............................................                    176,188(5)
  Morton C. Aaronson........................................                     30,197
  John N. DiNardo...........................................                     24,880
  Clyde E. McKenzie.........................................                     26,074
  H. Rickey Wells...........................................                     37,318
  All Executive Officers and Directors as a Group...........                  1,821,098


---------------


(1) No named executive officer beneficially owns any preferred stock of the Company. No named executive officer beneficially owns more than 1 percent of the Company's outstanding Common Stock. All executive officers and directors as a group owned approximately 6.05% of the outstanding Common Stock. Respecting share ownership by directors, see "Election of Directors" beginning on page 2. In making the computations required in connection with the preceding statement, with respect to any executive officer who held options to purchase shares of Common Stock exercisable within 60 days of February 14, 1997, it was assumed that such options had been exercised. The following number of shares representing such unexercised options were added to the holdings of each of the following named executive officers: Mr. Hall, 132,750 shares; Mr. Aaronson, 25,000 shares; Mr. DiNardo, 22,313 shares; Mr. McKenzie, 25,000 shares; and Mr. Wells, 34,375 shares. A total of 532,966 shares representing such unexercised options were added to the holdings of all executive officers and directors as a group.



(2) Does not include shares earned in 1996 under the Company's Profit Sharing Plan, which are anticipated to be distributed sometime after February 28, 1997, at a value of at least $7,500 for each named executive. Fifty percent of the $15,000 profit sharing award is required to be invested in the Company's Common Stock.



(3) Unless otherwise indicated, the named executive officers have sole voting and investment power over the shares listed above, other than shared rights created under joint tenancy or marital property laws as between the Company's named executive officers and their respective spouses, if any.



(4) Totals listed in this column, except for the total beneficial ownership of all executive officers and directors as a group, do not include shares of restricted stock. As described in the Report of the Compensation Committee on Executive Compensation, the named executive officers received an award of restricted stock on August 19, 1996 in the following amounts: Mr. Hall, 30,000 shares; Mr. Aaronson, 15,000 shares; Mr. DiNardo, 3,300 shares; Mr. McKenzie, 15,000 shares; and Mr. Wells, 15,000 shares. The named executive officers also received an award of restricted stock on February 10, 1997 in the following amounts: Mr. Hall, 55,000 shares; and Messrs. Aaronson, DiNardo, McKenzie and Wells, 36,250 shares each.



(5) Includes 139 shares of Common Stock owned by Mr. Hall's wife, as to which Mr. Hall disclaims beneficial ownership and over which he has neither investment nor voting power. Does not include any of the shares attributable to the K N Energy, Inc. Non-Qualified Benefit Plan Trust of which Mr. Hall is a beneficiary. The cumulative number of shares attributable thereto and held by the Trustee thereof as of December 31, 1996 is 3,151.

                               PERFORMANCE GRAPH

     The following Performance Graph compares the performance of the Company's Common Stock to the Standard & Poor's 500 Stock Index and to the Standard & Poor's Natural Gas Index for the Company's last five fiscal years. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at December 31, 1991, and that all dividends were reinvested. Total net return to the Company's shareholders in 1996 exceeded 38%, as compared to an average return of 20% for the Standard & Poor's 500 Stock Index and of 32% for the Standard & Poor's Natural Gas Index for the same period.


                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

    AMONG K N ENERGY, INC., THE S&P 500 INDEX AND THE S&P NATURAL GAS INDEX

         MEASUREMENT PERIOD                                                  S & P NATU-
        (FISCAL YEAR COVERED)               K N E           S & P 500          RAL GAS
1991                                                100               100               100
1992                                                110               108               111
1993                                                157               118               132
1994                                                151               120               126
1995                                                193               165               179
1996                                                267               203               237

                       PENSION AND SUPPLEMENTAL BENEFITS


     The Company's employees and officers participate in its Retirement Plan and Trust Agreement for Non-Bargaining Employees (the "Pension Plan"). This is a defined benefit plan which is not based upon a participant's final years' compensation. Annual pension benefits at the normal retirement age of 65 are equal to the total of the yearly accrued annuity credits. Prior to January 1, 1989, the yearly annuity credit equaled 1.1 percent of the first $8,400 of compensation and 2.1 percent of compensation in excess of $8,400. Effective January 1, 1989, the yearly annuity credit equals 1.75 percent of the first $19,200 of compensation and 2.1 percent of compensation in excess of $19,200. For purposes of the Pension Plan, compensation excludes bonuses and commissions, and includes overtime and special duty compensation. Assuming continued employment to age 65 at present salaries, the estimated annual pension benefits of the named executive officers are as follows: Mr. Hall, $94,200; Mr. Aaronson, $85,032; Mr. DiNardo, $60,864; Mr. McKenzie, $52,404; and Mr. Wells, $98,724.
These benefits are not subject to any deduction for Social Security benefits or other offset amounts.



     The Company's Profit Sharing Plan, described on page 11, also provides retirement benefits to eligible employees including executive officers. In addition, the Company has supplemental benefit plans which are designed to assure payment to certain employees of benefits that would be provided under the

Pension Plan and the Profit Sharing Plan except for the dollar limits on accrued benefits imposed by the Internal Revenue Code of 1986, as amended.

                         SEVERANCE AND OTHER AGREEMENTS


     The Company has entered into severance agreements with certain key employees, including all of its named executive officers, effective on or about October 18, 1996. The agreements provide severance benefits if the officer is involuntarily terminated under certain circumstances within two years following a change in control of the Company. A "change in control" means (i) a change in the majority of the Board of Directors of the Company as a result of any reason other than normal retirement, death or disability; (ii) the sale by the Company of all or substantially all of its assets or the approval by the shareholders of a plan of complete liquidation; (iii) a person or group becoming the beneficial owner of 30% or more of the outstanding voting stock of the Company; or (iv) the approval by the shareholders of a merger or consolidation other than one in which the Company's outstanding voting securities prior thereto constitute more than 50% of the combined voting power of the surviving entity and other than a merger in which no person acquires more than 30% of the Company's then outstanding securities. Such benefits are provided if, within two years following a change in control, the officer is involuntarily terminated (other than for willful misconduct, gross negligence, death, disability or retirement), or the officer terminates his employment because of a "change of duties." A "change of duties" means generally a reduction in compensation, downgrading of position or authority, or the requirement to relocate. Upon such involuntary termination, the officer would be entitled to receive in a lump sum an amount, subject to withholding tax and employee benefit premiums or similar adjustments, equal to a multiple of the officer's annual base salary earned at termination, plus payment of the costs for or provision of certain welfare benefits for a specified period after involuntary termination. In addition, all stock options and restricted stock granted to such person and outstanding at the time of involuntary termination become immediately exercisable and all restrictions thereon are removed. The persons who are parties to such agreements are bound by certain noncompetition and confidentiality provisions.


     The following table summarizes Change of Control Severance Agreement terms for the Company's five most highly compensated officers:

                     CHANGE OF CONTROL SEVERANCE AGREEMENTS

                                                                           DURATION OF
                  NAME                         SEVERANCE PAYMENT         WELFARE BENEFITS
                  ----                         -----------------         ----------------
Larry D. Hall...........................    3x executive compensation       36 months
Morton C. Aaronson......................    2x executive compensation       24 months
John N. DiNardo.........................    2x executive compensation       24 months
Clyde E. McKenzie.......................    2x executive compensation       24 months
H. Rickey Wells.........................    2x executive compensation       24 months


     The Company entered into an Employment Agreement with Morton C. Aaronson effective January 1, 1996 for a two-year period, with renewal options for successive one-year terms. The terms of this Agreement include: a guaranteed base salary of at least $202,000; provision of benefits customarily provided to the Company's executive management employees; and provision of one year's base salary if the Agreement's term is not renewed in exchange for Mr. Aaronson's compliance with non-competition and confidentiality covenants.


     The Company entered into an agreement with Mr. Battey obligating him to provide consulting services to the Company for two years following his retirement on April 11, 1996, for compensation of $300,000, payable in four equal semi-annual installments over the term of the agreement which expires in 1998.

                             PRINCIPAL SHAREHOLDERS

COMMON STOCK


     According to information supplied to the Company by the beneficial owners listed below and, where applicable, the books and records of the Company, the following entities each owned beneficially more than five percent of the 30,645,962 outstanding shares of the Company's Common Stock as of the dates indicated in parentheses below. No other person is known by the Company to be the beneficial owner of more than five percent of the Company's Common Stock.



          NAME AND ADDRESS OF
       BENEFICIAL OWNER AND DATE           AMOUNT AND NATURE OF     PERCENT OF
        OF OWNERSHIP INFORMATION          BENEFICIAL OWNERSHIP(1)     CLASS
       -------------------------          -----------------------   ----------
Cabot Corporation.......................       2,990,186(2)           9.76%
75 State Street
Boston, MA 02109-1806
(August 8, 1996)
State Farm Mutual Automobile
Insurance Company.......................       2,099,965(3)           6.85%
One State Farm Plaza
Bloomington, IL 61701
(December 31, 1996)
Employees Retirement Fund Trust
Profit Sharing Plan of K N Energy,
Inc.....................................       1,698,801(4)           5.54%
P.O. Box 281304
Lakewood, CO 80228
(February 14, 1997)
Jurika & Voyles, L.P....................       1,653,206(5)           5.39%
1999 Harrison Street
Suite 700
Oakland, CA 94612
(February 13, 1997)


---------------

(1) All amounts listed in this column are for the Company's Common Stock.


(2) Comprised of (i) 2,347,954 shares of Common Stock reported as beneficially owned by Cabot on its Schedule 13G and (ii) 642,232 shares of Common Stock issuable upon the exercise of warrants held by Cabot. Cabot has sole investment and voting power over such shares. Reported on Cabot's August 8, 1996 Schedule 13G.



(3) Ownership as of December 31, 1996 reported on State Farm's Schedule 13G dated January 17, 1997. State Farm reports that it has sole investment and voting power over its shares, and that the shares were acquired solely for investment purposes.


(4) The trustees of the Employees Retirement Fund Trust Profit Sharing Plan have sole investment power over such shares and have sole voting power as to shares of Common Stock allocated to participants' accounts as to which such participants do not exercise their power to vote, but are required to vote them in the same proportion as those voted by participants.

(5) As reported on Jurika & Voyles' Schedule 13G dated February 13, 1997. Jurika & Voyles is a registered investment advisor, and as such has shared investment and voting power over all of its shares.

CLASS A PREFERRED STOCK

     No person is known to be the owner of five percent or more of the 70,000 outstanding shares of Class A $5.00 Preferred Stock of the Company.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and any persons holding more than ten percent of the Company's Common Stock to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission ("SEC") and the New York Stock Exchange, and to provide copies of such reports to the Company.

     To the Company's knowledge, based solely on the Company's review of the copies of such reports received by the Company and written representations of its directors, executive officers and ten percent holders, the Company believes that during the year ended December 31, 1996, all Section 16(a) filing requirements applicable to its directors, executive officers and ten percent holders were satisfied.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP has acted as independent public accountants for the Company continuously since 1940. A representative of Arthur Andersen LLP will be present at the annual meeting and will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

     Arthur Andersen LLP was recommended by the Audit Committee to perform the audit function for 1996, and that recommendation was approved by the Board of Directors. No independent public accountant has yet been recommended to perform the audit function for 1997. The Audit Committee normally makes such a recommendation at the regular Board of Directors' meeting in November.

                     COST AND METHOD OF PROXY SOLICITATION

     The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Meeting, the enclosed form of Proxy, the Chairman's Letter, and any additional material relating to the meeting which may be furnished to shareholders by the Board of Directors subsequent to the furnishing of this Proxy Statement, has been or is to be borne by the Company.


     In addition to the solicitation of Proxies by use of the mails, the Company may utilize the services of some of its directors and administrative office personnel (who will receive no compensation therefor in addition to their regular salaries) to solicit Proxies personally, by telephone or facsimile from brokerage houses and other shareholders. The Company will reimburse banks and brokers who hold shares of the Company's stock in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such shares. The Company has also retained D. F. King & Company, Inc. to aid in the solicitation at an estimated cost of $7,000 plus reasonable out-of-pocket expenses presently estimated at $35,000.


                   DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS


     Pursuant to SEC regulations, any proposal which a shareholder intends to present to the 1998 annual meeting must be received by November 10, 1997, at the Company's principal executive offices in order to be included in the Proxy Statement and the form of Proxy for that meeting.



     The Company's By-Laws establish an advance notice procedure with regard to certain matters to be brought before the Annual Meeting of Shareholders. In general, written notice must be received by the Secretary of the Company at its principal executive offices not less than forty days prior to the meeting and must contain certain specified information concerning the matters to be brought before the meeting as well as concerning the shareholder submitting the proposal. A copy of the applicable provisions of the By-Laws may be obtained, without charge, upon request to the Secretary of the Company at the address set forth on page one of this Proxy Statement. The Annual Meeting of Shareholders is customarily held in early April.

                                 OTHER MATTERS


     The Board of Directors does not intend to present, and does not have any reason to believe that others will present, any other items of business at the Annual Meeting of Shareholders. However, if other matters are properly presented for a vote, Proxies will be voted upon such matters in accordance with the judgment of the Proxyholders.


                                            By Order of the Board of Directors

                                                MARTHA B. WYRSCH
                                                Vice President,
                                             Deputy General Counsel
                                                 and Secretary